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                                                           Exhibit (a)(1)(J)

MONDAY JULY 23, 6:30 AM EASTERN TIME

PRESS RELEASE

SOURCE: MONACO COACH CORPORATION

MONACO COACH CORPORATION INVITES YOU TO JOIN ITS SECOND QUARTER CONFERENCE CALL ON THE WEB TUESDAY JULY 24, 2001

COBURG, Ore., July 23 /PRNewswire/ -- In conjunction with its second quarter earnings release, Monaco Coach Corporation (NYSE: MNC - news) invites you to listen to its conference call broadcast live over the Internet at 9 A.M. Pacific Time on Tuesday July 24, 2001.

(Photo: http://www.newscom.com/cgi-bin/prnh/19991018/MONACO)

    What:     Monaco Coach Corporation Second Quarter Earnings Release
              Conference Call

    When:     Tuesday July 24, 2001 at 9:00 A.M. Pacific Time

    Where:    http://www.monaco-online.com

    How: Live over the Internet -- Simply log on to the web at the address above

    Contact: Mike Duncan, Investor Relations, 541-686-8011, or email mduncan@monacohr.com

Headquartered in Coburg, Oregon, with additional manufacturing facilities in Indiana, Monaco Coach Corporation is one of the nation's leading manufacturers of recreational vehicles. The company offers customers luxury recreational vehicle models under the Monaco, Holiday Rambler, Royale Coach and McKenzie brand names.

If you are unable to participate during the live webcast, the call will be archived on the web site. To access the replay, click on http://www.monaco-online.com.

Minimum Requirements to listen to broadcast: The RealPlayer software, downloadable free from www.real.com/products/player/index.html, and at least a 14.4Kbps connection to the Internet. If you experience problems listening to the broadcast, send an email to webmaster@vdat.com.

SOURCE: MONACO COACH CORPORATION